    As filed with the Securities and Exchange Commission on November 1, 2000
                                                  Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                               ------------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ------------------

                           OSI PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                               13-3159796
        (State or other jurisdiction                (I.R.S. Employer
              of incorporation)                    Identification No.)

   106 Charles Lindbergh Boulevard, Uniondale, New York, 11553 (516) 222-0023
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ------------------

                             Robert L. Van Nostrand
                   Vice President and Chief Financial Officer
                           OSI Pharmaceuticals, Inc.
  106 Charles Lindbergh Boulevard, Uniondale, New York  11553, (516) 222-0023
           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ------------------

                        Copies of all communications to:

        Spencer W. Franck, Jr., Esquire            Mitchell S. Bloom, Esquire
                 Saul Ewing LLP                 Testa, Hurwitz & Thibeault, LLP
         1500 Market Street, 38th Floor                 125 High Street
     Philadelphia, Pennsylvania 19102-2186         Boston, Massachusetts 02110
               (215) 972-1955                           (617) 248-7000

Approximate date of commencement of proposed sale to the public:  As soon as possible after this registration statement becomes effective.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [  ]
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[X] Registration No. 333-47060
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                          ---------------------------
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

  Title of Each Class of           Amount to be       Proposed Maximum           Proposed Maximum          Amount of
Securities to be Registered         Registered     Offering Price Per Share   Aggregate Offering Price   Registration Fee
---------------------------       -------------    ------------------------   ------------------------   ----------------
Common Stock,
  par value $.01 per share         977,500 (1)          $69.88 (2)                   $68,307,700             $18,034 (3)

(1) Includes 127,500 shares of common stock which may be purchased by the underwriters to cover over-allotments, if any.

(2) In accordance with Rule 457(c), the price shown is estimated solely for the purposes of calculating the registration fee, and is based on the average of the reported high and low sales prices of the common stock as reported on the Nasdaq National Market on October 31, 2000, which was $69.88.

(3) Represents the Proposed Maximum Aggregate Offering Price multiplied by $0.000264.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     OSI Pharmaceuticals, Inc. is filing this registration statement with the Securities and Exchange Commission, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement incorporates by reference the contents of the registration statement on Form S-3, as amended (Registration No. 333-47060) which was declared effective by the Securities and Exchange Commission on October 31, 2000, and is being filed for the sole purpose of registering additional securities of the same class as were included in that registration statement.



                                 CERTIFICATION

     OSI Pharmaceuticals, Inc. hereby certifies to the Securities and Exchange Commission that (1) we have instructed our bank to pay the filing fee set forth on the cover page of this registration statement by a wire transfer of such amount to the SEC's account at Mellon Bank as soon as practicable, but not later than the close of business on November 1, 2000; (2) we will not revoke those instructions; (3) we have sufficient funds in our account to cover the amount of the filing fee; and (4) we will confirm receipt of our instructions by our bank during our bank's regular business hours no later than November 1, 2000.

                                   SIGNATURES
                                  ------------

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Uniondale, State of New York, on November 1, 2000.

                                                OSI PHARMACEUTICALS, INC.


                                                By:     /s/ COLIN GODDARD, PH.D.
                                                       -------------------------
                                                       Colin Goddard, Ph.D.
                                                       Chief Executive Officer


                               POWER OF ATTORNEY
                              -------------------

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints Colin Goddard, Ph.D. and Robert L. Van Nostrand, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this registration statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature                         Title                       Date
     ----------                       -------                     ------

/s/ COLIN GODDARD, PH.D.         Chairman of the Board         November 1, 2000
----------------------------     and Chief Executive Officer
Colin Goddard, Ph.D.


/s/ ROBERT L. VAN NOSTRAND       Vice President, Chief         November 1, 2000
----------------------------     Financial Officer
Robert L. Van Nostrand           (principal financial and
                                 accounting officer)


/s/ G. MORGAN BROWNE             Director                      November 1, 2000
----------------------------
G. Morgan Browne

------------------------------          Director        ----------
John H. French, II


/s/ EDWIN A. GEE, PH.D.                 Director        November 1, 2000
------------------------------
Edwin A. Gee, Ph.D.


/s/ DARYL K. GRANNER, M.D.
------------------------------          Director        November 1, 2000
Daryl K. Granner, M.D.


/s/ WALTER M. LOVENBERG, PH.D.          Director        November 1, 2000
------------------------------
Walter M. Lovenberg, Ph.D.


/s/ VIREN MEHTA                         Director        November 1, 2000
------------------------------
Viren Mehta


/s/ SIR MARK RICHMOND, PH.D.
------------------------------          Director        November 1, 2000
Sir Mark Richmond, Ph.D.


/s/ JOHN P. WHITE, ESQUIRE
------------------------------          Director        November 1, 2000
John P. White, Esquire

                                 EXHIBIT INDEX
                                 -------------


Exhibit No.             Exhibit
-----------             -------
   5.1           Opinion of Saul Ewing LLP.

  23.1           Consent of KPMG LLP.

  23.2           Consent of Saul Ewing LLP (included in Exhibit 5.1).

  24             Power of Attorney (contained on Signature Page).